UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016, (June 9, 2016)

SCI ENGINEERED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on June 9, 2016, at the Company headquarters located at 2839 Charter Street, Columbus, Ohio 43228. The final voting results for the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.

Proposal 1.   The election of five members to the board of directors, each to serve until the 2017 annual meeting of stockholders or until his successor is duly elected and qualified.

	FOR	WITHHELD	NON VOTES

Emily Lu	2,081,275	800	1,478,749

Robert H. Peitz	2,081,080	995	1,478,749

Daniel Rooney	2,081,105	970	1,478,749

Laura F. Shunk	2,081,275	800	1,478,749

Edward W. Ungar	2,081,074	1,001	1,478,749

Proposal 2.   The approval, by non-binding vote, of executive compensation.

FOR	2,040,608
AGAINST	34,023
ABSTAIN	7,444
NON VOTES	1,478,749

Proposal 3.   To ratify the selection of GBQ Partners LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2016.

FOR	3,556,985
AGAINST	120
ABSTAIN	3,719

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

June 10, 2016	By:	/s/ Daniel Rooney
Daniel Rooney
President and Chief Executive Officer